Exhibit 99.3

MessageBank

Corporate Speakers:

•	John Delaney; Revolution Acceleration Acquisition Corp; CEO
•	Tom Wagner; Berkshire Grey; CEO

PRESENTATION

Operator: Welcome to today's conference call announcing the business combination of Revolution Acceleration Acquisition Corp and Berkshire Grey, Inc.

Joining us on this call are John Delaney, Chief Executive Officer of Revolution Acceleration Acquisition Corp; and Tom Wagner, founder and Chief Executive Officer of Berkshire Grey.

We would first like to remind everyone that this call contains forward-looking statements, including, but not limited to, Revolution Acceleration Acquisition Corp and Berkshire Grey's expectations or predictions of financial and business performance and conditions competitive in industry outlook and the timing and completion of the transaction.

Forward-looking statements are inherently subject to risk, uncertainties, and assumption and they are not guarantees of performance. We encourage you to read the press release issued today, the accompanying presentation and Revolution Acceleration Acquisition Corp’s public filings with the SEC for a discussion of the risks that can affect the transaction, Revolution Acceleration Acquisition Corp’s and Berkshire Grey's businesses and the outlook of the combined company.

Revolution Acceleration Acquisition Corp and Berkshire Grey are under no obligation and expressly disclaim any obligation to update, alter or otherwise revise any forward-looking statements, whether it's a result of new information, future events or otherwise, except as required by law.

This conference call is for informational purposes only and shall not constitute an offer to buy any securities or a solicitation of any vote in any jurisdiction pursuant to the proposed business combination or otherwise. Nor shall there be any sale of securities in any jurisdiction which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the Securities laws of any such jurisdiction.

With that, I'll turn the call over to John Delaney.

John Delaney: Thank you. My partner, Steve Case, and I are thrilled to have identified Berkshire Grey for our inaugural SPAC. Berkshire Grey provides A.I. enabled integrated robotic solutions for [this] supply chain and it is, in our opinion, a company extraordinarily well-positioned for the future.

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We look forward to partnering with Vinod Khosla, Peter Barris of NEA and other Berkshire Grey shareholders. All of whom are retaining 100% of their ownership in helping to build Berkshire Grey.

When Steve and I partnered to form Revolution Acceleration Acquisition Corp, our thesis was to acquire a company that is positioned to benefit from the acceleration of certain important trends in our economy.

Berkshire Grey is a perfect fit. There may be no trend that is accelerating more than the transition to the digital economy. As we all know, e-commerce is exploding and consumer expectations are changing, creating a strategic imperative to automate the supply chain across the retail, grocery, and package sectors.

We believe Berkshire Grey's A.I. enabled robotic solutions, which offer businesses a holistic integrated approach to warehouse automation, are industry leading offerings for companies seeking to automate their supply chains. This is why we think Berkshire Grey is a singular category-defining company and an extraordinarily compelling investment.

We have spent a significant amount of time getting to know Berkshire Grey, including extensive diligence of the company, the competition and direct discussions with current Berkshire Grey customers. Based on this, we believe the company is on the threshold of extraordinary growth, which can be accelerated meaningfully with the infusion of capital this combination will provide.

Our work has led us to several specific conclusions about Berkshire Grey that we wanted to share with you today. First, we believe their technology is best-in-class, particularly their picking technology and A.I. enabled software. Quite simply, what their robots can do is amazing.

Second, we see Berkshire Grey as a category creator, because it integrates proprietary A.I., software and hardware into fully integrated and full spectrum solutions. This was confirmed by Berkshire Grey customers who made it clear to us, and this is an important point, that in their view, other robotics companies do not offer the fully integrated solutions delivered by Berkshire Grey.

Third, we believe the market opportunity here is huge. We estimate the TAM is more than $280 billion with only an estimated 5% of warehouse operations automated today.

Fourth, Berkshire Grey is, in our opinion, a terrific growth story for the next five years as the company is projecting nearly 100% per year compounded annual revenue growth.

Fifth, Berkshire Grey can enable companies to effectively address what we call the Amazon Effect. Consumers today want a wide array of choice at the lowest price with free shipping and immediate delivery.

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Right now, Amazon is generally viewed as significantly ahead of other companies in terms of automation and robotics.

But Berkshire Grey, whose technology is better than Amazon’s, in our opinion, will enable its clients to meet Amazon driven consumer expectations.

Six, Berkshire Grey is already doing business with a number of blue chip clients, companies that will have significant ongoing and growing needs for automation solutions, which is a testament to its ability to deliver tangible and measurable results. Berkshire Grey already has a strong pipeline into the enormous potential market I mentioned a moment ago.

Finally, Berkshire Grey is very well managed with a terrific and visionary founder in Tom Wagner, a very deep bench of industry experts and robotics engineers and leading investors like Vinod Khosla, Peter Barris of NEA, and others, who as I mentioned earlier, are retaining all of their shares in this transaction.

We are delighted that the investors who anchored our successful pipe will be joining that distinguished group. In sum, we believe Berkshire Grey will be a very big and important company benefitting from what we think is perhaps the most powerful tailwind in our economy.

The explosive growth in ecommerce driven by changing and persistent consumer expectations. We could not be more excited to bring this unique and extraordinarily well positioned company to the public markets through our revolution acceleration acquisition [core of spec].

Now, I’ll hand it over to Tom.

Tom Wagner: Thank you, John. At Berkshire Grey we use A.I. enabled robotics to automate tasks in ecommerce, retail, grocery, and [package handling] logistics. This is critical today because these industries are under enormous pressure to scale to meet ever-increasing consumer expectations where the right goods need to be at the right places at the right times to make our world flow.

These expectations [follow off] from having an ever more connected world and are linked to the cellphone in your pocket and the proverbial Amazon Effect. COVID-19 has only increased the pressures and the need for transformation.

The transformation I’m speaking of pertains to supply chain operations. Operations that fill ecommerce orders, get goods to retail locations in groceries and operations that move into our packages. Please note that today ecommerce operations include shipping goods to stores.

This is what enables order online be delivered to by store and other incarnations of that concept. Today the supply chain operations are often highly manual and not well supported with technology. Just as the demands of consumers and businesses have changed, so too must the underlying supply chain. More performance, more speed, more [precision] are some of the concepts but these must happen in a cost effective fashion in order to remain competitive.

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To enable our connected high speed world today, companies must help their human workers with new automation that enables them to process even more. We help by providing that transformative technology and transformative solutions.

At Berkshire Grey, we create A.I. enabled robotic systems that handle individual items, whether picking a USB adapter to fill an ecommerce order or picking a can of Pringles to fill a grocery order or even sorting a package that’s on its way to your door and combine these skills with robotic movement to manage items, manage inventory and organize shipments.

The technologists might call it robotic picking and robotic mobility of different forms, combined with system level orchestration, meaning layers of software that [reason] about what work should be done, when, by what robot to optimize the overall system.

And really more importantly than the sub systems -- and make no mistake, the sub systems are technically advanced and have patents issued against hardware and special proprietary algorithms is the fact that we combine them to create holistic performance solutions for our customers.

We do this through complex software that means we hit overall performance metrics, like throughput for a system that consists of several of these underlying technologies. For example, multiple picking robots orchestrated with each other and multiple movement robots. This enables us to offer our customers solutions that generate return on investment.

I want to emphasize that while we’re a technology company, we work very hard to understand our customers and to provide them with technological solutions that meet their needs. We have walked the floors at distribution centers, backs of stores, package handling facilities and so forth. We have unloaded trucks in the summer heat and handled goods in the winter cold to learn from our customers and understand their world. These are experiences that we cherish and that drive our business.

We are only at the start of commercial journey but have notable momentum with $114 million in orders to date and a backlog of $70 million. While these numbers are important, I believe there are more important numbers, including the TAM, which we estimate to be $280 billion annually, as John noted.

The reason I care about that large number is it tells you there’s room to build a tremendous business here. And that’s just with the technologies we have today. Rest assured, we’re constantly working to develop new technologies.

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Another number I think is important is the two to three year ROI that our systems can produce, as it demonstrates how we quantify the value associated with the technologies. I can quote rates and so forth of the technologies but value to customer with a solution that generates ROI is critical and ultimately the measure of what drives the business.

Finally, another figure I want to highlight is the $1.7 billion potential revenue in the pipeline, which is up approximately 17 times over the last 15 months as a result of our go-to-market efforts. The reason I care about those numbers is they align the TAM with timing and, of course, our technology and abilities as a company.

I’d also like to comment on the team at Berkshire Grey. Across the company we have more than 1,000 years of experience in robotics and an extremely large number of highly skilled individuals who hail from notable centers of excellence. These folks bring their skills and energy to bear on technologies and products for our customers with an admirable level of dedication, integrity, hard work and service.

As a company, we’re thoughtful and energized by creating and focusing technologies for our customers and by using technology to make the world a better place. This brings us to today.

This partnership with Revolution is a fantastic next step in our evolution. We started in 2013 and were in stealth mode until December of 2018 when an article was written for “Bloomberg Business Week” about how we were helping others to compete with Amazon. We were in stealth mode for that period because we were quietly building our technological advantage and learning from our customers in ways that shaped our systems and ultimately shaped our solutions.

I’ll refer you back to my comment about value and ROI. We seek to deliver quantifiable and tangible value to customers and approach our work from that perspective.

To close, when it comes to Revolution, Berkshire Grey and our combined entity, I would leave you with a few Ts. One of the Ts is TAM. The TAM is tremendous and growing. At an estimated $280 billion annually, we believe there is a lot of room here to build a strong business. We are continuously working on new technologies that should expand our TAM.

Team. I mentioned them. The Berkshire Grey team are special people across the board. Technology, and by that I mean A.I. enabled robotic systems that pick items, move items and where software coordinates flows to deliver optimized results. Transformative, we make transformative solutions that enable customers to meet current and increasing consumer expectations and competitive pressures.

And lastly, of course, timing. The time is right for Berkshire Grey but even more importantly, I believe the time is right for our customers. We anticipate being very busy over the coming months and years helping them to compete and win. We look forward to this most of all.

Thank you.

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Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions between BG and RAAC. Forward-looking statements may be identified by the use of the words such as “ estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between BG and RAAC, including statements as to the expected timing, completion and effects of the proposed transaction. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of RAAC’s and BG’s management and are not predictions of actual performance, and, as a result, are subject to risks and uncertainties. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of RAAC and BG. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of RAAC’s securities, (ii) the risk that the proposed transaction may not be completed by RAAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by RAAC, (iii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of RAAC, the satisfaction of the minimum trust account amount following redemptions by RAAC’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the inability to complete the PIPE investment in connection with the proposed transaction, (v) the lack of a third party valuation in determining whether or not to pursue the proposed transactions, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (vii) the amount of redemption requests made by RAAC’s public stockholders, (viii) the effect of the announcement or pendency of the proposed transaction on BG’s business relationships, operating results and business generally, (ix) risks that the proposed transaction disrupts current plans and operations of BG and potential difficulties in BG customer and employee retention as a result of the proposed transaction, (x) risks relating to the uncertainty of the projected financial information with respect to BG, (xi) risks relating to increasing expenses of BG in the future and BG’s ability to generate revenues from a limited number of customers, (xii) risks related to BG generating the majority of its revenues from a limited number of products and customers, (xiii) the passing of new laws and regulations governing the robotics and artificial intelligence industries that potentially restrict BG’s business or increase its costs, (xiv) potential litigation relating to the proposed transaction that could be instituted against BG, RAAC or their respective directors and officers, including the effects of any outcomes related thereto, (xv) the ability to maintain the listing of RAAC’s securities on The Nasdaq Stock Market LLC, either before or after the consummation of the business combination, (xvi) the price of RAAC’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which RAAC plans to operate, variations in operating performance across competitors, changes in laws and regulations affecting RAAC’s business and changes in the combined capital structure, (xvii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xviii) unexpected costs, charges or expenses resulting from the proposed transaction, (xix) risks of downturns and a changing regulatory landscape and (xx) the effects of natural disasters, terrorist attacks and the spread and/or abatement of infectious diseases, such as COVID-19, on the proposed transactions or on the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transactions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of RAAC’s registration statement on Form S-1 (File No. 333-250850) (the “Form S-1”), the registration statement on Form S-4 discussed below (when it becomes available) and other documents filed by RAAC from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual events and results could differ materially from those contained in the forward-looking statements. There may be additional risks that neither RAAC nor BG presently know or that RAAC and BG currently believe are immaterial that could also cause actual events and results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect RAAC’s and BG’s expectations, plans or forecasts of future events and views as of the date of this document. RAAC and BG anticipate that subsequent events and developments will cause RAAC’s and BG’s assessments to change. While RAAC and BG may elect to update these forward-looking statements at some point in the future, RAAC and BG specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing RAAC’s and BG’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither RAAC nor BG gives any assurance that either RAAC or BG, or the combined company, will achieve the results or other matters set forth in the forward-looking statements.

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Additional Information and Where to Find It

This document relates to the proposed business combination between RAAC and BG (the “Business Combination”). RAAC intends to file a registration statement on Form S-4 with the SEC, which will include a preliminary proxy statement to be distributed to holders of RAAC’s common stock in connection with RAAC’s solicitation of proxies for the vote by RAAC’s stockholders with respect to the Business Combination. After the registration statement has been filed and declared effective, RAAC will mail a definitive proxy statement / prospectus to its stockholders as of the record date established for voting on the Business Combination and the other proposals regarding the Business Combination set forth in the registration statement. RAAC may also file other documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND PROXY STATEMENT / PROSPECTUS, WHEN THEY BECOME AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AND THE DEFINITIVE VERSIONS THEREOF (WHEN THEY BECOME AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The documents filed by RAAC with the SEC, including the preliminary proxy statement / prospectus, when available, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by RAAC may be obtained free of charge upon written request to RAAC at 1717 Rhode Island Ave NW, Suite 1000, Washington, DC 20036, Attn: Investor Relations.

Participants in the Solicitation

RAAC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of RAAC in connection with the proposed transaction under the rules of the SEC. RAAC’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the names, affiliations and interests of directors and executive officers of RAAC in RAAC’s Form S-1 as well as its other filings with the SEC. Other information regarding persons who may, under the rules of the SEC, be deemed the participants in the proxy solicitation of RAAC’s stockholders in connection with the proposed Business Combination and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the preliminary proxy statement / prospectus and will be contained in other relevant materials to be filed with the SEC regarding the proposed Business Combination (if and when they become available) . You may obtain free copies of these documents at the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by RAAC will also be available free of charge from RAAC using the contact information above.

No Offer or Solicitation

This document is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of RAAC, BG or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

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